Consent of Independent Certified Public Accountants



KV Pharmaceutical Company
St. Louis, Missouri


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Numbers 2-56793, 2-76173, 33-46400, 33-44927 and
333-199) of our report dated May 21, 1998 relating to the consolidated financial statements of KV Pharmaceutical Company appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1998.



                                        /s/ BDO SEIDMAN, LLP


St. Louis, Missouri
May 21, 1998